UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 26, 2009

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 26, 2009 the employment of Tim T. Hart, Vice President, Chief Financial Officer, Treasurer and Secretary of Maxwell Technologies, Inc. (the “Company”), terminated.

(c) On March 26, 2009, the Board of Directors of the Company (the “Board”) appointed Kevin Royal, age 44, as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, effective as of his first day of employment which is currently expected to be April 20, 2009.

From May 2005 until he joined Maxwell, Mr. Royal was Senior Vice President and Chief Financial Officer of Sunnyvale, California-based Blue Coat Systems, Inc., a Nasdaq-listed developer and provider of application delivery network technology. From December 1996 until May 2005, he held a series of senior finance positions, culminating with his appointment as Vice President and Chief Financial Officer, of Novellus Systems, Inc., an S&P 500 company that manufactures, markets and services semiconductor capital equipment. Before he joined Novellus, he spent 10 years with Ernst & Young LLP, where he became a Certified Public Accountant. He is a director of Springbok Services, Inc., a provider of pre-paid credit card products and programs.

Mr. Royal entered into an employment arrangement with the Company (the “Employment Arrangement”) under which he will receive an annual base salary of $275,000. Mr. Royal will be eligible to be considered for an incentive bonus for each fiscal year of the Company, the target of which is equal to 50% of the annual base salary. Mr. Royal will be eligible to participate in the Company’s 2005 Omnibus Equity Incentive Plan (the “Plan”). Mr. Royal will receive an option to purchase 100,000 shares of the Company’s Common Stock under the Plan, with such option being subject to the terms of the applicable stock option agreement. Mr. Royal will vest in 30% of the option shares after 12 months of continuous service, an additional 30% of the option shares after 24 months of continuous service, an additional 20% of the option shares after 36 months of continuous service, and the balance upon completion of 48 months of continuous service, as described in the applicable Stock Option Agreement. Mr. Royal will also receive, subject to the approval of the Compensation Committee of the Board, 40,000 restricted shares of the Company’s Common Stock, subject to the terms and conditions of the Plan and the applicable restricted stock agreement. 20,000 of the shares will vest based on achievement of performance milestones established by the Chief Executive Officer, as described in the applicable restricted stock agreement. Mr. Royal will vest in an additional 5,000 of the shares after 12 months of continuous service, and will vest in an additional 5,000 of the shares following each year of continuous service thereafter, as described in the applicable restricted stock agreement. If the Company is subject to a change of control before your service with the Company terminates, and if you are subject to an involuntary termination within 6 months after that change of control, then you will vest in all of the option shares and restricted shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David J. Schramm
David J. Schramm
Chief Executive Officer

Date: March 26, 2009